UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 19, 2004

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-6000

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On April 19, 2004, Albemarle Corporation (the “Company”) issued a press release, attached as Exhibit 99.1 hereto, which is incorporated herein by reference, reporting that it expects to complete an agreement with Akzo Nobel N.V. to acquire the catalyst business of Akzo Nobel for 625 million euros in cash, subject to the advice of Akzo Nobel’s Works Council and the approval of regulatory authorities. The acquisition is expected to close in the second quarter of 2004.

The Company will conduct a teleconference today, April 19, 2004, at 1:00 p.m. Eastern Time, to further discuss the transaction with shareholders and other interested parties. To join the call, dial 1-800-497-3477 (password: michael) or link to www.albemarle.com for the Web cast. Replay will be available at 1-800-642-1687, beginning at 3:00 p.m. Eastern Time, April 19, 2004 through 12:00 a.m. Eastern Time, April 23, 2004. Access Code: 6858996. Refer to the Company’s Web site for the presentation used during the teleconference.

The Company also will hold its regular earnings conference call on Wednesday, April 21, 2004, at 11:00 a.m. Eastern Time, and information is available on the Web site.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1	Albemarle Corporation press release dated April 19, 2004.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2004

ALBEMARLE CORPORATION

By:	/s/ Paul F. Rocheleau
Paul F. Rocheleau
Senior Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit Number	Exhibit

Exhibit 99.1	Albemarle Corporation press release dated April 19, 2004.

4